As filed with the Securities and Exchange Commission on May 25, 2005
                                                Registration No. 333-___________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                DERMISONICS, INC.
                                -----------------
             (Exact name of registrant as specified in its charter)

                Nevada                                 98-0233859
                ------                                 ----------
     (State or other jurisdiction           (IRS Employer Identification No.)
   of incorporation or organization)

     Four Tower Bridge, 200 Bar Harbor Drive, West Conshohocken, Pennsylvania
     ------------------------------------------------------------------------
                                   19428-2977
                                   ----------
               (Address of principal executive offices) (Zip Code)

                          Compensation Agreements with
                            Management and Consultants
                            --------------------------
                              (Full title of Plans)

                                Bruce H. Haglund
                             2 Park Plaza, Suite 450
                            Irvine, California  92614
                            -------------------------
                     (Name and address of agent for service)

                                  (949) 733-1101
                                  --------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
Title of each                      Proposed                                Proposed maximum
class of securities                Amount to be  Proposed maximum          aggregate            Amount of
to be registered                   Registered    offering price per unit   offering price (1)   registration fee
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value (2)       434,554  $                   1.12  $        486,690.40  $           56.94
-----------------------------------------------------------------------------------------------------------------

     (1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on May 18, 2005.

     (2) Includes: (i) 221,256 shares issuable pursuant to the Compensation Agreement between Dermisonics, Inc. and Gibson, Haglund & Paulsen dated May 3, 2005, and (ii) 213,298 shares issuable pursuant to the Compensation Agreement between Dermisonics, Inc. and Ruffa & Ruffa, P.C. dated May 3, 2005.

                                EXPLANATORY NOTE

     This registration statement covers an aggregate of 434,554 shares of our common stock issuable pursuant to the terms of two agreements entered into by Dermisonics, Inc. to compensate certain consultants which have performed legal services for the company. Form S-8 is available for the issuance of securities to consultants only if they are natural persons. Accordingly, we are issuing the shares to individual members of the firms with which we have entered into the compensation agreements. We are issuing 221,256 of the shares registered hereby to our chairman, who is a partner of one of these law firms. As required in General Instruction C of Form S-8, reoffers and resales of control securities, which are defined for purposes of General Instruction C as securities acquired under a Securities Act of 1933 registration statement by affiliates of the registrant, such as our Chairman, may be made only pursuant to a reoffer prospectus. Therefore, we are including a reoffer prospectus in this registration statement which has been prepared in accordance with the requirements of Form S-3 promulgated under the Securities Act of 1933, as amended, which will be used for offerings and resales of the 221,256 shares of common stock to be acquired by our chairman.


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 will be sent or given to all persons who entered into compensation agreements (the "Plans") with the Company, as specified by Rule 428 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended.

     Such documents are not being filed with the SEC, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act. The documents incorporated by reference into the registration statement pursuant to Item 3 of Part II hereof will be available to participants in the Plans. Any such request should be directed to Bruce H. Haglund 2 Park Plaza, Suite 450, Irvine, California 92614, telephone (949) 733-1101.

                                  MAY 25, 2005

                               REOFFER PROSPECTUS


                                DERMISONICS, INC.
                         221,256 shares of Common Stock


     This prospectus relates to the offer and sale of shares of our common stock by the selling stockholder. The shares to be sold by the selling stockholder were obtained from us pursuant to the terms of a Compensation Agreement by which we agreed to issue shares of our common stock to the law firm of which the selling stockholder is a partner in full payment of services rendered by that firm to the company through April 30, 2005, as further described in this prospectus under the heading "The Selling Stockholder." The selling stockholder or his transferees or other successors in interest may offer and sell these shares of common stock from time to time.

     The selling stockholder or his transferees or other successors in interest may, but are not required to, sell their common stock in a number of different ways and at varying prices. See "Plan of Distribution" on page 11 for a further description of how the selling stockholder may dispose of the shares covered by this prospectus.

     We will not receive any of the proceeds from sales of common stock made by the selling stockholder pursuant to this prospectus.

     Our common stock is admitted for quotation on the Over-the-Counter Bulletin Board under the symbol "DMSI.OB." On May 18, 2005, the last reported sale price of our common stock on the Over-the-Counter Bulletin Board was $1.12 per share.

     Investing in our common stock involves risks. See "Risk Factors" on page 4.

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is May 25, 2005.

                                TABLE OF CONTENTS

ABOUT THIS PROSPECTUS. . . . . . . . . . . . . . . . . . . . . . . . .   3
FORWARD-LOOKING STATEMENTS . . . . . . . . . . . . . . . . . . . . . .   3
DERMISONICS, INC . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
THE SELLING STOCKHOLDER. . . . . . . . . . . . . . . . . . . . . . . .  10
PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . .  11
LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
HOW TO OBTAIN MORE INFORMATION . . . . . . . . . . . . . . . . . . . .  13
INCORPORATION OF INFORMATION FILED WITH THE SEC. . . . . . . . . . . .  13


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR INCORPORATED HEREIN BY REFERENCE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS OR INCORPORATED HEREIN BY REFERENCE. THIS PROSPECTUS CONSTITUTES AN OFFER TO SELL OR A SOLICITATION TO BUY SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OR OF ANY SALE OF COMMON STOCK.

     IN THIS PROSPECTUS, "WE," "US," "OUR" AND THE "COMPANY" REFER TO DERMISONICS, INC.

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a resale registration statement. The selling stockholder may sell some or all of his shares in one or more transactions from time to time.

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, as well as the information we file with the Securities and Exchange Commission ("SEC") and incorporate by reference in this prospectus, is accurate only as of the date of the documents containing the information.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, and the documents incorporated by reference in this prospectus, may include forward-looking statements within the meaning of Section 27A of Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact may be deemed to be forward-looking statements. Examples of forward-looking statements include, but are not limited to:

     -    our ability to obtain financing to support our operations;
     -    the receipt or denial of regulatory approvals;
     - our expectations and estimates concerning future financial performance, financing plans and the impact of competition;
     -    advances in technologies;
     -    our ability to implement our growth strategy;
     -    anticipated trends in our business;
     - general economic and business conditions, both nationally and in our markets; and
     -    other risk factors set forth under the section titled
          "BUSINESS-Risk Factors" in our Annual Report on Form 10-KSB for the year ended September 30, 2004, which is incorporated herein by reference.

     Forward-looking statements can often be identified by the use of forward-looking terminology, such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and variations of these words and similar expressions. Any forward-looking statement speaks only as of the date on which it is made and is qualified in its entirety by reference to the factors discussed throughout this prospectus and, in particular, those factors described below. Except to fulfill our obligations under the United States securities laws, we do not undertake to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

     Forward-looking statements are not guarantees of future performance or results, and are subject to known and unknown risks and uncertainties. Our actual results may vary materially and adversely from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described in "Risk Factors" under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our periodic filings with the Securities and Exchange Commission ("SEC"), including, but not limited to, our Quarterly Report on Form 10-Q for the quarter ended December 31, 2004 and subsequent periodic filings containing updated disclosures of such factors. You may obtain copies of these documents as described under "How to Obtain More
Information" and "Incorporation of Information Filed with the SEC."   Other
factors not identified could also have such an effect.

     We cannot give you any assurance that the forward-looking statements included or incorporated by reference in this prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus, you should not regard the inclusion of this information as a representation by us or any other person that the results or conditions described in those statements or our objectives and plans will be achieved.

                                DERMISONICS, INC.

     Dermisonics Inc. is a medical device company that is focused on the ongoing development, testing and eventual commercialization of a transdermal patch that has been designed to facilitate the efficient and needle-free delivery of heavy molecular drugs into the system. The U-Strip(TM) is a drug delivery system incorporating a transdermal patch in combination with microelectronics and ultrasonic technology. Tests have shown that this system facilitates the transdermal delivery of Insulin as well as potentially at least 175 other existing drugs that at present cannot be effectively delivered through the pores of the skin using conventionally available transdermal technology due to their large molecular size.

                                  RISK FACTORS

     Investing in shares of our common stock involves a risk of loss. Before investing in our common stock, you should carefully consider the risk factors described in "Risk Factors" in our periodic filings with the SEC, including, but not limited to, our Annual Report on Form 10-KSB for the year ended September 30, 2004 and subsequent periodic filings containing updated disclosures of such factors, together with all of the other information included in this prospectus and any prospectus supplement and the other information that we have incorporated by reference. Any of these risks, as well as other risks and uncertainties, could harm our business and financial results and cause the value of our securities to decline, which in turn could cause you to lose all or a part of your investment. These risks are not the only ones facing our company. Additional risks not currently known to us or that we currently deem immaterial also may impair our business.

WE WILL REQUIRE SIGNIFICANT FINANCING TO FUND OUR OPERATIONS, INCLUDING REPAYING THE ENTIRE AMOUNT DUE UNDER A CERTAIN PROMISSORY NOTE UNDER WHICH WE NOW OWE IN EXCESS OF $600,000 UNDER WHICH WE ARE IN DEFAULT AS OF THE DATE HEREOF, COMPLETING THE DEVELOPMENT OF COMMERCIAL PRODUCTS BASED UPON OUR TECHNOLOGY, SEEKING FDA APPROVAL FOR OUR DEVICE AND OTHERWISE IMPLEMENTING OUR BUSINESS PLAN, AND WITHOUT SUCH FINANCING WE WILL NOT BE ABLE TO CONTINUE OPERATIONS.

     We do not currently have sufficient financial resources to fund our operations. We will require significant capital to fund our future operations. To date, we have not generated any revenues from operations. The success of our business depends on our ability to develop products based on our drug delivery technology, subject such products to potentially rigorous, costly and time-consuming clinical testing, and obtain regulatory approval for and manufacture those products. We will require significant additional capital to:

     -    satisfy our payment obligations under the Purchase Agreement;
     - repay a lender the sum of $600,000, plus interest accrued after November 30, 2004 under a promissory note dated June 30, 2004, which was due on December 17, 2004;
     -    retain technical and other staff;
     - complete the development of products that incorporate our drug delivery technology;

     - undertake the clinical trials required to submit our drug delivery device to the FDA for clearance (or approval, if the FDA does not accept our proposition that our device is subject to 510(k) clearance);
     - obtain office and laboratory space necessary to accomplish our business plans;
     -    commercialize our technology; and
     - otherwise fully implement our business, operating, and development plans.

     If we are unable to locate funding and default on our financial obligation under the Purchase Agreement or the Note, we may have to relinquish the Intellectual Property to the seller.

     The exact amount of our current and future capital requirements will depend on numerous factors, some of which are not within our control, including the progress of our research and development efforts, the costs of testing and manufacturing products, and changes in governmental regulation. We expect to finance a portion of our product development through collaborations with pharmaceutical companies. We cannot guarantee that such collaborations will be successful. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of competitive technology by others. The necessary additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our Common Stock. If we are unable to raise additional funds when we need them, we may have to curtail or discontinue our operations, in which case you could lose the entire amount of you investment in the Company.

WE ARE IN DEFAULT UNDER THE TERMS OF A PROMISSORY NOTE WHICH BECAME DUE ON DECEMBER 17, 2004 (AS EXTENDED) AND, CONSEQUENTLY, IN DEFAULT UNDER THE TERMS OF A PROMISSORY NOTE WE MADE IN FAVOR OF ESI, THE SELLER OF THE INTELLECTUAL PROPERTY. IF ESI DECLARES THAT WE ARE IN DEFAULT UNDER THE ESI NOTE, THE PROVISIONS OF THE PATENT SECURITY AGREEMENT WE MADE IN FAVOR OF ESI WILL BE ACTIVATED AND WE WILL BE REQUIRED TO RETURN THE INTELLECTUAL PROPERTY TO ESI, IN WHICH CASE WE WILL HAVE NO BUSINESS AND MAY RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT IN OUR COMPANY.

     As described elsewhere herein, we currently are in default under a promissory note dated June 30, 2004 in the principal sum of $500,000. On December 3, 2004, we entered into a loan extension agreement with the lender, Gary M. Scott, (the "Extension Agreement"). Pursuant to the Extension Agreement, Mr. Scott agreed to extend the time in which to repay all sums due under a certain promissory note originally made by the Company on June 30, 2004 in the principal amount of $500,000 bearing interest at the rate of 10% per annum and due on the earlier of the closing date of the Company's acquisition of certain assets from Encapsulation Systems, Inc. or July 31, 2004 (the "Scott Note"), no later than December 17, 2004. In consideration of the extension of the Note, we agreed, among other things, to (i) to pay to Mr. Scott the sum of $600,000, which sum includes (A) $500,000 principal amount of the Note, (B) the previously agreed extension fees of $50,000 and $15,000, (C) an additional $18,287.67 extension fee for the current extension, and (D) accrued interest through November 30, 2004 of $16,712.33, and (ii) to pay Mr. Scott default interest on the Note at the rate of $605.00 per day from and including December 1, 2004 until the Note is paid in full. This promissory note does not specify acts constituting a default nor does it provide for notice of default under any circumstances or for time in which to cure a default. The lender presently is entitled to commence legal action against us to recover the amount due to him.
A default under the Scott Note also constitutes an immediate default under the ESI Note and the Patent Security Agreement we executed in favor of ESI in connection with our acquisition of the Intellectual Property. If ESI elects to declare us in default under the ESI Note, the provisions of the Patent Security Agreement and accompanying Patent Assignment, which permits ESI to take back the Intellectual Property, automatically will be activated.

As of the date hereof, ESI has not declared a default under the ESI Note. If this transpires, we will have no business and investors could lose their entire investment in our Company.

WE HAVE NOT COMPLETED THE DEVELOPMENT OF ANY PRODUCTS THAT INCORPORATE OUR DRUG DELIVERY TECHNOLOGY. IF WE ARE SUCCESSFUL IN DEVELOPING ANY SUCH PRODUCTS, WE WILL BE REQUIRED TO OBTAIN REGULATORY APPROVAL FROM THE FDA PRIOR TO THEIR COMMERCIAL USE AND OTHERWISE COMPLY WITH ALL OF THE REGULATORY REQUIREMENTS APPLICABLE TO OUR BUSINESS.

     Prior to bringing any products to market in the United States, we must obtain FDA approval. As of the date hereof, we have not completed the development of any products that incorporate our drug delivery technology and we cannot assure you that we will ever develop products that will be suitable for submitting to the FDA for the required approval. The approval process will require the further development of our product, significant clinical testing and trials and potentially lengthy FDA submissions and review, all of which will require substantial funding. Although we believe that our device is substantially similar to existing products previously approved by the FDA, which could reduce the time required to obtain FDA clearance, we cannot be certain that the FDA will agree with our assessment. Under such circumstances, the time required to prove the efficacy and safety of our product could be lengthy and costly.

     In addition, our Company and the devices we hope to develop and commercialize are subject to extensive FDA regulations. Failure to comply with these and other current and emerging regulatory requirements in the global markets in which our products are sold could result in, among other things, warning letters, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, refusal of the government to grant pre-market clearance for devices, withdrawal of clearances, and criminal prosecution.

     We can not be certain that the FDA will approve our product for public use. If the FDA does not approve our product for public use or if we otherwise fail to comply with FDA regulations, you could lose the entire amount of your investment in the Company.

WE ARE A YOUNG COMPANY WITH A LIMITED OPERATING HISTORY AND HAVE NOT GENERATED ANY REVENUES FROM OPERATIONS. THEREFORE, IT IS DIFFICULT FOR YOU TO ASSESS OUR COMPANY.

     To date, our operations have consisted primarily of analyzing and acquiring the Intellectual Property, conducting an analysis of our industry and developing our business model. Accordingly, we have only a limited operating history on which you can base an investment decision in our securities. Since our inception, we have not generated any revenues from operations. We expect to incur operating losses for the foreseeable future.

     We cannot assure you that we will be able to execute our business model on a wide-scale basis or that we ever will achieve profitability. The likelihood of our success must be considered in light of the problems, expenses and complications frequently encountered in connection with the development of a new business and the competitive environment in which we operate.

OUR PRODUCTS MAY NOT ACHIEVE THE BROAD MARKET ACCEPTANCE THEY NEED IN ORDER TO BE A COMMERCIAL SUCCESS.

     To date, we have not received FDA approval for the use of devices that incorporate our technology and, consequently, we are not yet distributing any products. The success of drug delivery devices incorporating our technology will depend to a large degree on the medical community's acceptance of them as reliable, safe and cost effective alternatives to existing competitive drug delivery methods. If products based upon our technology are not accepted by the medical community and are not widely used, our business and results of operations would negatively and materially affected.

WE EXPECT TO RELY ON THIRD PARTIES TO MARKET AND DISTRIBUTE PRODUCTS BASED ON OUR TECHNOLOGY AND THEY MAY NOT BE SUCCESSFUL IN SELLING OUR PRODUCTS.

     We expect to distribute products incorporating our technology through partners which will be responsible for marketing and distributing these products. We expect that our partners will assume direct responsibility for business risks associated with these activities, including, risks related to credit, currency exchange, foreign tax laws or tariff and trade regulation. We cannot be certain that our distribution partners will succeed in marketing our products effectively. If this happens, we may not be able to successfully market our products, which would decrease our revenues.

WE EXPECT TO RELY ON THIRD PARTIES TO MANUFACTURE OUR PRODUCTS AND OUR BUSINESS WILL SUFFER IF THEY DO NOT PERFORM.

     We do not anticipate manufacturing products based upon our technology. Rather, we expect to rely on independent contract manufacturers or business partners for the manufacture of these drug delivery systems. Our business will suffer if our contract manufacturers have production delays or quality problems. Furthermore, medical device manufacturers are subject to the manufacturing regulations of the FDA, international quality standards, and other regulatory requirements. If our contractors or business partners do not operate in accordance with regulatory requirements and quality standards, our business will suffer.

WE MAY LOSE OUT TO LARGER AND BETTER-ESTABLISHED COMPETITORS.

     The medical device industry is intensely competitive. Most of our competitors have significantly greater financial, technical, manufacturing, marketing and distribution resources as well as greater experience in the medical device industry than we have. The particular medical conditions our product lines address can also be addressed by other means. Many of these alternatives are widely accepted by physicians and have a long history of use. Physicians may use our competitors' products and/or the products we develop may not be competitive with other technologies. If these things happen, we may never generate meaningful revenues. In addition, our current and potential competitors may establish cooperative relationships with large medical equipment companies to gain access to greater research and development or marketing resources. Competition may result in price reductions, reduced gross margins and prevent us from gaining market share.

PRODUCTS WE ARE DEVELOPING THAT INCORPORATE OUR TECHNOLOGY MAY BE DISPLACED BY NEWER TECHNOLOGY.

     The medical device industry is undergoing rapid and significant technological change. Third parties may succeed in developing or marketing technologies and products that are more effective than those we propose to develop and market, or that would make our technology and products obsolete or non-competitive. Additionally, researchers could develop new technologies and medications that replace or reduce the importance of our technology. Accordingly, our success will depend, in part, on our ability to respond quickly to medical and technological changes through the development and introduction of
new products.  We may not have the resources to do this.   If our product
becomes obsolete and our efforts to develop new products do not result in any commercially successful products, our sales and revenues will decline.

OUR INTELLECTUAL PROPERTY MAY NOT HAVE OR PROVIDE SUFFICIENT LEGAL PROTECTIONS AGAINST INFRINGEMENT OR LOSS OF TRADE SECRETS.

     Our success depends, in part, on our ability to secure and maintain patent protection, to preserve our trade secrets, and to operate without infringing on the patents of third parties. While we seek to protect our proprietary positions by filing United States and foreign patent applications for our important inventions and improvements, domestic and foreign patent offices may not issue these patents. Third parties may challenge, invalidate, or circumvent our patent applications in the future. Competitors, many of which have significantly more resources than we have and have made substantial investments in competing technologies, may apply for and obtain patents that will prevent, limit, or interfere with our ability to make, use, or sell our products either in the United States or abroad.

     In the United States, patent applications are secret until patents issue, and in foreign countries, patent applications are secret for a time after filing. Publications of discoveries tend to significantly lag the actual discoveries and the filing of related patent applications. Third parties may have already filed applications for patents for products or processes that will make our products obsolete or will limit our patents or invalidate our patent applications.

     We typically require our employees, consultants, advisers and suppliers to execute confidentiality and assignment of invention agreements in connection with their employment, consulting, advisory, or supply relationships with us. They may breach these agreements and we may not obtain an adequate remedy for breach. Further, third parties may gain access to our trade secrets or independently develop or acquire the same or equivalent information.

OUR PRODUCT SALES MAY BE ADVERSELY AFFECTED BY HEALTHCARE PRICING REGULATION AND REFORM ACTIVITIES.

     The healthcare industry is undergoing fundamental changes resulting from political, economic and regulatory influences. In the United States, comprehensive programs have been proposed that seek to increase access to healthcare for the uninsured, control the escalation of healthcare expenditures within the economy and use healthcare reimbursement policies to balance the federal budget.

     We expect that Congress and state legislatures will continue to review and assess healthcare proposals, and public debate of these issues will likely continue. We cannot predict which, if any, of such reform proposals will be adopted and when they might be adopted. Other countries also are considering healthcare reform. Significant changes in healthcare systems could have a substantial impact on the manner in which we conduct our business and could require us to revise our strategies.

WE COULD BE DAMAGED BY PRODUCT LIABILITY CLAIMS.

     Products incorporating our technology are intended to be used by persons who require a steady and precise dosage of medicine to maintain their health and life. If any of our proposed products were to malfunction or a physician or patient were to misuse them and injury results to a patient or operator, the injured party could assert a product liability claim against our company. We will seek to obtain product liability insurance in an amount that we believe is
adequate for our current activities.   Insurance may not be sufficient to cover
all of the liabilities resulting from a product liability claim, and we might not have sufficient funds available to pay any claims over the limits of our insurance. Because personal injury claims based on product liability in a medical setting may be very large, an underinsured or an uninsured claim could financially damage our company.

WE MAY HAVE TROUBLE ATTRACTING AND RETAINING QUALIFIED PERSONNEL AND OUR BUSINESS MAY SUFFER IF WE DO NOT.

     Our business requires additional staff in all areas to successfully bring our technology to market. Our success depends on our ability to attract and retain technical and management personnel with expertise and experience in the medical device business. The competition for qualified personnel in the medical device industry is intense and we may not be successful in hiring or retaining the requisite personnel. If we are unable to attract and retain qualified technical and management personnel, we will suffer diminished chances of future success.

OUR COMMON STOCK IS TRADED OVER THE COUNTER, WHICH MAY DEPRIVE STOCKHOLDER OF THE FULL VALUE OF THEIR SHARES.

     Our Common Stock is quoted via the National Association of Securities Dealers' Over-the- Counter Bulletin Board (OTCBB). As such, our Common Stock may have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the Nasdaq Stock Market. These factors may result in higher price volatility and less market liquidity for the Common Stock.

A LOW MARKET PRICE MAY SEVERELY LIMIT THE POTENTIAL MARKET FOR OUR COMMON STOCK.

     Our Common Stock is currently trading at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a "penny stock"). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

THE PRICE OF OUR COMMON STOCK LIKELY WILL BE HIGHLY VOLATILE.

     The price of our Common Stock likely will be highly volatile. Some of the factors leading to the volatility could include:

     - price and volume fluctuations in the stock market at large which do not relate to our operating performance;
     -    FDA and/or international regulatory actions;
     -    fluctuations in our operating results;
     - financing arrangements we may enter that require the issuance of a significant number of shares in relation to the number of shares currently outstanding;

     - announcements of technological innovations or new products which we or our competitors make;
     -    developments with respect to patents or proprietary rights;
     -    public concern as to the safety of products that we or others develop;
          and
     -    fluctuations in market demand for and supply of our products.

BECAUSE WE WILL NOT PAY CASH DIVIDENDS, STOCKHOLDER WILL ONLY BENEFIT FROM OWNING COMMON STOCK IF IT APPRECIATES.

     We have never paid cash dividends on our Common Stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current cash dividends from his investment should not purchase our common stock.

                                 USE OF PROCEEDS

     We will receive no proceeds from the sale of the shares by the selling stockholder. We will pay certain expenses related to the registration of the shares of common stock.

                             THE SELLING STOCKHOLDER

     We agreed to file this registration statement with the SEC for the benefit of the selling stockholder. The shares are being registered to permit public resale of the shares, subject to the volume limitations specified in Rule 144(e) under the Securities Act of 1933, as amended (the "Securities Act"), which limits the number of shares the selling stockholder may sell to the greater of one percent of the shares outstanding or the average weekly reported volume of trading in such the shares as reported through the Over-the-Counter Bulletin Board during the four calendar weeks preceding the sale. The selling stockholder or his transferees or other successors in interest may offer the shares for resale from time to time.

     On May 3, 2005, we entered into an agreement with Gibson, Haglund & Paulsen pursuant to which we agreed to compensate that firm for legal services rendered by issuing to Mr. Haglund, as the representative of that firm, the shares registered hereby. Bruce H. Haglund, our Chairman, is a partner of Gibson, Haglund and Paulsen. Under the agreement, we agreed to issue 221,256 shares of our common stock in full payment of fees owed to Gibson, Haglund & Paulsen in the amount of $183,642.42 and agreed to register those shares on Form S-8 under the Securities Act at our expense.

     The table below shows the number of shares owned by the selling stockholder based upon information he has provided to us as of May 12, 2005. We cannot estimate the number of shares the selling stockholder will hold after completion of this offering because he may sell all or a portion of the shares and there are currently no agreements, arrangements or understandings with respect to the number of shares to be sold by him. We have assumed for purposes of this table that none of the shares offered by this prospectus will be held by the selling stockholder after the completion of this offering.

-----------------------------------------------------------------------
                                                       Number of Shares
                   Number of Shares  Number of Shares  of Common Stock
                   of Common Stock   of Common Stock      Owned Upon
Name of Selling     Owned Prior to    Offered Under    Upon Completion
Stockholder(1)      this Offering    this Prospectus   of the Offering
-----------------------------------------------------------------------
Bruce H. Haglund            221,256           221,256                 0
-----------------------------------------------------------------------
                            221,256           221,256                 0
Total:
-----------------------------------------------------------------------

(1) All such shares will be issued to Mr. Haglund as representative of Gibson, Haglund & Paulsen immediately after the filing of the registration statement of which this prospectus forms a part.

                              PLAN OF DISTRIBUTION

     The selling stockholder and any of his pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of his shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

     - ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;
     - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     - an exchange distribution in accordance with the rules of the applicable exchange;
     -    privately negotiated transactions;
     - to cover short sales made after the date that this Registration Statement is declared effective by the SEC;
     - broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
     -    a combination of any such methods of sale; and
     -    any other method permitted pursuant to applicable law.

     The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     The selling stockholder or his pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The selling stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares except for brokerage commissions or underwriter discounts.

     The selling stockholder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

     The selling stockholder may pledge his shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other such person.

     If the selling stockholder notifies us that he has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

     We cannot assure you that the selling stockholder will sell any or all of the common stock offered hereunder.

                                  LEGAL MATTERS

     The validity of the common stock offered by this prospectus is being passed upon by Ruffa & Ruffa, P.C. Members of the firm of Ruffa & Ruffa, P.C. own an aggregate of 213,298 shares of our common stock.

                                     EXPERTS

     The consolidated financial statements of Dermisonics, Inc. as of December 31, 2004 and 2003, and for each of the years in the two-year period ended December 31, 2004, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, have been incorporated by reference herein in this registration statement in reliance upon the reports of Peterson & Sullivan P.L.L.C., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                         HOW TO OBTAIN MORE INFORMATION

     We file annual, quarterly and interim reports, proxy and information statements and other information with the SEC. These filings contain important information which does not appear in this prospectus. You may read and copy any materials we file at the SEC's public reference room at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding us at http://www.sec.gov.

     We have filed with the SEC a registration statement on Form S-8 under the Securities Act of 1933, as amended, with respect to the common stock offered by this prospectus. This prospectus, which forms a part of the registration statement on Form S-8, does not contain all of the information in the registration statement. You should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the content of any contract, agreement or other document referred to are not necessarily complete and you should refer in each instance to the copy of such contract, agreement or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference.

     We will provide without charge to each person to whom a prospectus is delivered upon written or oral request of such person, a copy of any document incorporated herein by reference (not including exhibits to the document that have been incorporated by reference unless such exhibits are specifically incorporated by reference in the document which this prospectus incorporates). Requests should be directed to: Dermisonics, Inc. Attn: Bruce H. Haglund, 2 Park Plaza, Suite 450, Irvine, California 92614, telephone (949) 733-1101.

                 INCORPORATION OF INFORMATION FILED WITH THE SEC

     The SEC allows us to "incorporate by reference" into this prospectus, which means that we may disclose important information to you by referring you to other documents that we have filed with the SEC. We are incorporating by reference into this prospectus the following documents filed with the SEC:

     -    Our Quarterly Report on Form 10-Q for the quarter ended March 31,
          2005;
     -    Our Quarterly Report on Form 10-Q for the quarter ended December 31,
          2004;
     -    Our Annual Report on Form 10-K for the year ended September 30,
          2004;
     - The description of our common stock contained in our registration statement on Form SB-2, dated March 21, 2001, including any amendment or reports filed for the purpose of updating that description.

     All documents which we file with the SEC pursuant to section 13(a), or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the termination of this offering of securities (other than current reports on Form 8-K containing only information furnished under and exhibits relating to Item 7.01 or Item 2.02 of Form 8-K, unless such report specifically provides for such incorporation) shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents. Also, all such documents filed by us with the SEC pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement (other than current reports on Form 8-K containing only information furnished under and exhibits relating to Item 7.01 or Item 2.02 of Form 8-K, unless such report specifically provides for such incorporation) shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents. Any statement incorporated or deemed to be incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     The following information contained in documents described above is not incorporated herein by reference: (i) information furnished under and exhibits relating to Items 7.01 and 2.02 of our Current Reports on Form 8-K, (ii) certifications accompanying or furnished in any such documents pursuant to Title 18, Section 1350 of the United States Code and (iii) any other information in such documents which is not deemed to be filed with the SEC under Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section (except the information in Part I of our Quarterly Reports on Form 10-Q).

     Documents incorporated by reference are available from us without charge, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address: Dermisonics, Inc.
Attn: Bruce H. Haglund, 2 Park Plaza, Suite 450, Irvine, California 92614, (949) 733-1101.

     You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information, and you should not rely on any such information. We are not making an offer of these securities in any jurisdiction where an offer or sale of these securities is not permitted. You should not assume that the information in this prospectus, and the documents incorporated by reference herein, is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since such dates.

                                DERMISONICS, INC.

                         221,256 shares of Common Stock

                    ----------------------------------------

                               REOFFER PROSPECTUS

                    ----------------------------------------

                                  MAY 25, 2005

Item 2. Registrant Information and Employee Plan Annual Information.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

                              Bruce H. Haglund
                              2 Park Plaza, Suite 450
                              Irvine, California 92614
                              (949) 733-1101

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

     -    Our Quarterly Report on Form 10-Q for the quarter ended March 31,
          2005;
     -    Our Quarterly Report on Form 10-Q for the quarter ended December 31,
          2004;
     -    Our Annual Report on Form 10-K for the year ended September 30,
          2004;
     - The description of our common stock contained in our registration statement on Form SB-2, dated March 21, 2001, including any amendment or reports filed for the purpose of updating that description.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Certain legal matters in connection with this registration statement will be passed upon for the Registrant by Ruffa & Ruffa, P.C., New York, New York. Upon the filing of the registration statement of which this prospectus forms a part, the Company will issue to members of Ruffa & Ruffa, P.C. an aggregate of 213,298 shares of common stock of the Registrant which may be sold pursuant to this registration statement and which are being issued as compensation for legal services performed by Ruffa & Ruffa, P.C. on behalf of the Company.

Bruce H. Haglund, the recipient of shares being registered hereunder, is a partner at Gibson Haglund & Paulsen, Irvine, California, which renders legal services for the Company. Upon the filing of the registration statement of which this prospectus forms a part, the Company will issue to Mr. Haglund will receive 221,256 shares of common stock as representative of Gibson Haglund & Paulsen for legal services rendered on behalf of the Company.

Item 6. Indemnification of Directors and Officers.

     Section 78.7502 of the Nevada Revised Statutes (the "Nevada Law") permits a corporation to indemnify any of its directors, officers, employees and agents against costs and expenses arising from claims, suits and proceedings if such persons acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, in an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter, as to which such person is adjudged to be liable to the corporation unless a court of competent jurisdiction determines that in view of all the circumstances of the case, indemnification would be appropriate. The indemnification provisions of the Nevada Law expressly do not exclude any other rights a person may have to indemnification under any bylaw, among other things.

     Article IX of our Articles of Incorporation states that we may indemnify each of our directors and executive officers with respect to actions taken or not taken by said directors or executive officers in the course of their duties for us to the fullest extent permitted by law. The specific terms of any such indemnification is provided in our bylaws.

     Section 4.15 of our bylaws provides for the indemnification of any person made a party to or involved in any civil, criminal or administrative action, suit or proceeding by reason of the fact that he or his testator or intestate is or was a director, officer or employee of ours, or of any company which he, the testator, or intestate served as such at our request, shall be indemnified by us against expenses reasonably incurred by him or imposed on him in connection with or resulting from the defense of such action, suit or proceeding and in connection with or resulting from any appeal thereon, except with respect to matters as to which it is adjudged in such action, suit or proceeding that such officer, director, or employee was liable to us, or to such other corporation, for negligence or misconduct in the performance of his duty.

     Section 4.15 of our bylaws further provides that a judgment of conviction shall not of itself be deemed an adjudication that such director, officer or employee is liable to us, or such other company, for negligence or misconduct in the performance of his duties. Determination of the rights of such indemnification and the amount thereof may be made at the option of the person to be indemnified pursuant to procedure set forth in the bylaws. Any determination that a payment by way of indemnity should be made will be binding upon us. Such right of indemnification shall not be exclusive of any other right which such of our directors, officers, and employees may have or hereafter acquire, and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise in addition to their rights under Section 4.15. The provisions of Section 4.15 shall apply to any member of any committee appointed by our Board of Directors as fully as though each person had been a director, officer or employee of ours.

     Any amendment to or repeal of our Articles of Incorporation or bylaws shall not adversely affect any right or protection of any of our directors or officers for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit       Description
-------       ----------------------------------------------------------

5.1           Opinion of Ruffa & Ruffa, P.C.
10.52         Compensation Agreement with Gibson Haglund & Paulsen
10.53         Compensation Agreement with Ruffa & Ruffa, P.C.
23.1          Consent of Ruffa & Ruffa, P.C. is included in Exhibit 5.1
23.2          Consent of Peterson Sullivan PLLC

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of a filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on May 25, 2005.


                                  DERMISONICS, INC.

                                  By: /s/  Bruce H. Haglund
                                      --------------------------------
                                           Bruce H. Haglund, Chairman